Exhibit 99.1

       Realigned CY18 Segment Guidance (as of July 26, 2018) and historical results for 1Q18, 2Q18, 1Q17, 2Q17, 3Q17, 4Q17, 2017 and 2016Financial Data Charts  This presentation consists of L3 Technologies, Inc. general capabilities and administrative information that does not contain controlled technical data as defined within the International Traffic in Arms (ITAR) Part 120.10 or Export Administration Regulations (EAR) Part 734.7-11.

 Forward-Looking Statements  Certain of the matters discussed in these slides, including information regarding the company’s 2018 financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts may be forward-looking statements; words, such as “may,” “will,” “should,” “likely,” “projects,” “financial guidance,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ and similar expressions are used to identify forward-looking statements. The company cautions investors that these statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Some of the factors that could cause actual results to differ include, but are not limited to, the following: our dependence on the defense industry; backlog processing and program slips resulting from delayed awards and/or funding from the Department of Defense (DoD) and other major customers; the U.S. Government fiscal situation; changes in DoD budget levels and spending priorities; our reliance on contracts with a limited number of customers and the possibility of termination of government contracts by unilateral government action or for failure to perform; the extensive legal and regulatory requirements surrounding many of our contracts; our ability to retain our existing business and related contracts; our ability to successfully compete for and win new business, or, identify, acquire and integrate additional businesses; our ability to maintain and improve our operating margin; the availability of government funding and changes in customer requirements for our products and services; the outcome of litigation matters (see Notes to our annual report on Form 10-K and quarterly reports on Form 10-Q); results of audits by U.S. Government agencies and of ongoing governmental investigations; our significant amount of debt and the restrictions contained in our debt agreements and actions taken by rating agencies that could result in a downgrade of our debt; our ability to continue to recruit, retain and train our employees; actual future interest rates, volatility and other assumptions used in the determination of pension benefits and equity based compensation, as well as the market performance of benefit plan assets; our collective bargaining agreements; our ability to successfully negotiate contracts with labor unions and our ability to favorably resolve labor disputes should they arise; the business, economic and political conditions in the markets in which we operate; the risk that our commercial aviation products and services businesses are affected by a downturn in global demand for air travel or a reduction in commercial aircraft OEM (Original Equipment Manufacturer) production rates; the DoD’s Better Buying Power and other efficiency initiatives; events beyond our control such as acts of terrorism; our ability to perform contracts on schedule; our international operations including currency risks and compliance with foreign laws; our extensive use of fixed-price type revenue arrangements; the rapid change of technology and high level of competition in which our businesses participate; risks relating to technology and data security; our introduction of new products into commercial markets or our investments in civil and commercial products or companies; the impact on our business of improper conduct by our employees, agents or business partners; goodwill impairments and the fair values of our assets; and the ultimate resolution of contingent matters, claims and investigations relating to acquired businesses, and the impact on the final purchase price allocations. Our forward-looking statements speak only as of the date of these slides or as of the date they were made, and we undertake no obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent report on Form 10-K for the year ended December 31, 2017 and any material updates to these factors contained in any of our future filings.As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected, and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements.

 Explanatory Note  Segment realignment – Effective in the third quarter of 2018, L3 made changes to its reportable segments as follows:Combined the Aerospace Systems (“Aerospace”) segment with the Sensor Systems (“Sensors”) segment to form the new Intelligence Surveillance & Reconnaissance Systems (“ISRS”) segment; Realigned the Naval Power Systems businesses from the Electronic Systems (“Electronics”) segment to the Communication Systems (“Communications”) segment and changed the segment name to Communications & Networked Systems (“C&NS”) segment; and Realigned the Maritime Sensor Systems businesses from the former Sensor Systems segment to the C&NS segment.The realignments discussed above have no impact on the Company’s historical consolidated financial position, results of operations, cash flows or the Company’s July 26, 2018 consolidated financial guidance for the year ending December 31, 2018.

 2018 Realigned Segment Guidance (July 26, 2018)      ($ in Millions)  n.c. = no change  (1)  (1)  Note: 2017 net sales presented under ASC 605. 2017 margins include reclassification of employee benefit plan expense in accordance with ASU 2017-07, adopted effective January 1, 2018.

 Segment Data - - Recast 2018 Segment Guidance (July 26, 2018)  ($ in Millions)

 Segment Data - - Recast 1Q18  ($ in Millions)

 Segment Data - - Recast 2Q18  ($ in Millions)

 Segment Data - - Recast 2017  Note: (1) Operating income amounts reflect reclassification of employee benefit plan expense in accordance with ASU 2017-17, which L3 adopted effective January 1, 2018.  ($ in Millions)

 Segment Data - - Recast 1Q17  ($ in Millions)

 Segment Data - - Recast 2Q17  ($ in Millions)

 Segment Data - - Recast 3Q17  Note: (1) Operating income amounts reflect reclassification of employee benefit plan expense in accordance with ASU 2017-17, which L3 adopted effective January 1, 2018.  (1)  ($ in Millions)

 Segment Data - - Recast 4Q17  Note: (1) Operating income amounts reflect reclassification of employee benefit plan expense in accordance with ASU 2017-17, which L3 adopted effective January 1, 2018.  (1)  ($ in Millions)

 Segment Data - - Recast 2016  Note: (1) Operating income amounts reflect reclassification of employee benefit plan expense in accordance with ASU 2017-17, which L3 adopted effective January 1, 2018.  (1)  ($ in Millions)

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